Exhibit 10.9

SERVICE AGREEMENT

This Service Agreement (“Agreement”) is made and entered into on [*], by and between:

TY Property HK Limited, a company incorporated under the laws of Hong Kong with its registered office located at 17/F, Slivercord Tower 2, 30 Canton Road, Tsim Sha Tsui (hereinafter referred to as the “Service Provider’);

AND

[*], a company incorporated under the laws of Hong Kong with its registered office located at [*] (hereinafter referred to as the “Related Entity” or “Client”).

The Service Provider and the Client shall hereinafter collectively be refen•ed to as the “Parties” and individually as a “Party.”

1. RECITALS

1.1.	The Client wishes to engage the Service Provider to provide consultancy services to facilitate the sale of residential units to end customers, and the Service Provider has agreed to provide such services on the terms and conditions set out in this Agreement.

1.2.	This Agreement sets out the Parties’ respective rights and obligations in relation to the provision of such consultancy services.

2. SCOPE OF SERVICES

2.1.	The Service Provider shall provide consultancy services to the Client for the sole purpose of facilitating the sale of units of the property located at [*] (the “Property”) to end customers. These services shall include, but are not limited to:

(a)	Proposing renovation and design concepts for individual units and common areas of the Property;

(b)	Developing marketing campaigns and strategies tailored to the sale of individual units of the Property; and

(c)	Sourcing prospective buyers and facilitating negotiations for the sale of units of the Property.

3. COMPLETION OF SERVICES

3.1.	The Service Provider shall be deemed to have completed its obligations under this Agreement upon the execution of a preliminary Sale and Purchase Agreement (“SPA”) between the Client and the end customer in respect of a property unit of the Property.

3.2.	The Service Provider’s Obligations under this Agreement shall continue to apply to future sales of additional property units of the Property.

4. FEE ENTITLEMENT

4.1.	The Service Provider shall be entitled to a fixed service fee of HK$[ *] for each property unit of the Property sold by the Client, upon the completion of the sale upon execution of the SPA.

4.2.	No fees, reimbursements, or other compensation shall be payable to the Service Provider prior to the SPA.

4.3.	The Service Provider shall have no right to claim any form of remuneration in advance or in the absence of a completed sale, as evidenced by the execution of the SPA.

5. POST-SALE RESPONSIBILITY

5.1.	Upon the completion of each sale, as evidenced by the SPA between the Client and the end customer:

(a)	The Service Provider shall bear no further responsibility in respect of the customer or the sold property of the Property.

(b)	All post-sale obligations, liabilities, and responsibilities shall be assumed exclusively by the Client as the seller of record.

6. INTELLECTUAL PROPERTY

6.1.	Any deliverables, materials, content, or other work products developed by the Service Provider in the course of providing its services in relation to the Property shall remain the sole property of the Service Provider.

6.2.	The Client shall have no claim, ownership, or licensing rights over such materials unless otherwise agreed in writing by the Service Provider.

6.3.	The Service Provider grants the Client a non-exclusive, non-transferable license to use any materials provided solely for the purposes of selling the property unit of the Property.

7. PAYMENT TERMS

7.1.	All payments due to the Service Provider under this Agreement shall be made in full and without delay upon the completion of each relevant sale.

7.2.	The Client shall pay the Service Provider’s fees by bank transfer to the account details provided by the Service Provider, or as otherwise agreed in writing by the Parties.

7.3.	No credit terms or deferral arrangements shall be permitted under any circumstances.

7.4.	All payments shall be made without any deduction or withholding for taxes, duties, or other charges, except as required by law.

8. CONFIDENTIALITY

8.1.	Both Parties agree to keep confidential any non-public information disclosed by the other Palty during the performance of this Agreement, including but not limited to business strategies, financial data, and customer information.

8.2.	This confidentiality obligation shall survive the termination or expiration of this Agreement.

9. TERMINATION

9.1.	Either Party may terminate this Agreement by giving 30 days’ written notice to the other Party.

9.2.	Termination of this Agreement shall not affect any accrued rights or obligations of the Parties up to the date of termination.

10. GOVERNING LAW AND JURISDICTION

10.1.	This Agreement shall be governed by and construed in accordance with the laws of Hong Kong.

10.2.	The Parties agree to submit to the exclusive jurisdiction of the courts of Hong Kong to resolve any disputes arising out of or in connection with this Agreement.

11. ENTIRE AGREEMENT

11.1.	This Agreement constitutes the entire agreement between the Parties and supersedes all prior agreements, negotiations, and communications, whether written or oral, relating to the subject matter hereof.

1 1.2.	Any amendments to this Agreement must be made in writing and signed by both Parties.

12. NOTICES

12.1.	Any notice required to be given under this Agreement shall be in writing and delivered to the other Party by hand, email, or registered post at their respective addresses set out in this Agreement.

12.2.	Notices shall be deemed delivered:

(c)	If delivered by hand, upon delivery;

(d)	If sent by email, upon receipt of a delivery confirmation;

(e)	If sent by registered post, three (3) business days after posting.

13. MISCELLANEOUS

13.1.	Force Majeure: Neither Party shall be liable for any failure or delay in performing its obligations due to causes beyond its reasonable control, including acts of God, natural disasters, war, or government action.

13.2.	Severability: If any provision of this Agreement is held to be invalid or unenforceable, the remaining provisions shall remain in full force and effect.

13.3.	Assignment: The Service Provider may not assign its rights or obligations under this Agreement without the prior written consent of the Client.

13.4.	Third Party Rights: A person who is not a party to this Agreement shall have no right under the Contracts (Rights of Third Parties) Ordinance (Cap. 623) of the Laws of Hong Kong to enforce or enjoy the benefit of any term of this Agreement.

IN AGREEMENT, the Parties have executed this Agreement as of the date first above written:

For and on behalf of

TY Property HK Limited

Name:
Title:
Signature
Date

For and on behalf of
[*]

Name:
Title:
Signature
Date

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